harvest

NOTE

SBA Loan #	8605087910
SBA Loan Name	Stein Mart, Inc.
Date	06/18/2020
Loan Amount	$10,000,000.00
Interest Rate	1% fixed
Borrower	Stein Mart, Inc.
Lender	Harvest Small Business Finance, LLC
1.PROMISE TO PAY:
In return for the Loan, Borrower promises to pay to the order of Lender the amount of

Ten Million Dollars
Dollars, plus interest on the unpaid principal balance at the rate set forth below, and all other amounts required by this Note. Before the funding of the Loan, the following conditions must be satisfied:
A.Lender has approved the request for the Loan.
B.Lender has received approval from SBA to fund the Loan.
2.DEFINITIONS:
“Loan” means the loan evidenced by this Note.
”Loan Documents” means the documents related to this Loan signed by Borrower.
“SBA” means the Small Business Administration, an Agency of the United States of America.
3.PAYMENT TERMS:
Borrower must make all payments at the place Lender designates. The payment terms for this Note are:
Initial Deferment Period (“Deferment Period”): No payments are due on this Loan for the period beginning on the date of the first disbursement of this Loan and terminating on the date the forgiven amount of the Loan, as determined under section 1106 of the CARES Act, is remitted to Lender or forgiveness of the Loan is denied. Notwithstanding the foregoing, if Borrower fails to apply for forgiveness of the Loan on or prior to the date that is

10 months after the last day of the Covered Period (as defined below), the Deferment Period shall immediately terminate and Borrower shall make payments of principal, interest, and fees on the Loan commencing on such date. Interest will continue to accrue during the Deferment Period.
Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this Loan in an amount equal to the sum of the following costs incurred by Borrower during the period commencing on the date of first disbursement of this Loan and ending upon the earlier of (i) the date that is 24 weeks after the date of the first disbursement of this Loan and (ii) December 31, 2020 (such period, the “Covered Period”):
A.Payroll costs
B.Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)
C.Any payment on a covered rent obligation
D.Any covered utility payment
The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 40% of the amount forgiven can be attributable to non-payroll costs.
If any portion of the Loan refinances an Economic Injury Disaster Loan advance, an amount equal to the lesser of (a) such portion of the Loan and (b) $10,000 shall be subtracted from the loan forgiveness amount.
In the event that the Loan, or any portion thereof, is forgiven pursuant to the CARES Act, the amount so forgiven shall be applied to principal and any interest accrued thereon. Forgiveness of the Loan is only available for principal that is used for the limited purposes that qualify for forgiveness under SBA requirements, and to obtain forgiveness, Borrower must request it and must provide documentation in accordance with the SBA requirements, and certify that the amounts Borrower is requesting to be forgiven qualify under those requirements. Borrower is not relying on Lender for its understanding of the requirements for forgiveness such as eligible expenditures, necessary records/documentation, or possible reductions due to changes in number of employees or compensation. Rather, Borrower will consult the SBA’s program materials.
Maturity: This Note will mature five years from the date on which the Borrower applies for loan forgiveness under section 1106 of the CARES Act.
Repayment Terms: The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the loan. Interest payable under this Note shall be calculated on the basis of a 365-day year for the actual days elapsed.
Commencing on the first day of the next month after the expiration of the Deferment Period, and continuing on the first day of each month thereafter until the Maturity Date, Borrower shall pay to Lender monthly payments of principal and interest, each in such equal amount required to fully amortize the principal amount outstanding on the Loan on the last day of the Deferment Period by the Maturity Date. If any payment is due on a day that is not a Business Day, the payment will be made on the next Business Day. The term “Business Day” means a day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.
Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.
If any payment under this Note is made more than ten days late, after the date such payment is due under this Note, Borrower shall pay to Lender a fully-earned, non-refundable late fee of the lesser of 5% or the maximum amount, if any, allowed by applicable law, of the portion of such payment that was not made when due.
Loan Prepayment: Notwithstanding any provision in this Note to the contrary: Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date Lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.
Non-Recourse: Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the Loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.
4.DEFAULT:
Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:
A.Fails to do anything required by this Note and other Loan Documents;
B.Defaults on any other loan with Lender;
C.Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
D.Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA, or Borrower makes a false certification under paragraph 10 of this Note;
E.Defaults on any loan or agreement with another creditor, if Lender believes that the default may then materially affect Borrower’s ability to pay this Note, as compared to the time when the Loan is made;
F.Fails to pay any taxes when due;
G.Becomes the subject of a proceeding under any bankruptcy or insolvency law;
H.Has a receiver or liquidator appointed for any part of their business or property;
I.Makes an assignment for the benefit of creditors;
J.Has any adverse change in financial condition or business operation that Lender believes may then materially affect Borrower’s ability to pay this Note, as compared to the time when the Loan is made;
K.Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
L.Becomes the subject of a civil or criminal action that Lender believes may then materially affect Borrower’s ability to pay this Note, as compared to the time when the Loan is made.
5.LENDER’S RIGHTS IF THERE IS A DEFAULT:
Without notice or demand and without giving up any of its rights, Lender may:
A.Require immediate payment of all amounts owing under this Note;
B.Collect all amounts owing from any Borrower; and
C.File suit and obtain judgment.
6.LENDER’S GENERAL POWERS:
Without notice and without Borrower’s consent, Lender may:

A.Incur expenses to collect amounts due under this Note, and enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower;
B.Release anyone obligated to pay this Note; or
C.Take any action necessary to collect amounts owing on this Note.
7.CHOICE OF LAW, JURISDICTION AND VENUE:
When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.
If SBA is not the holder, this Note shall be governed by and construed in accordance with federal law and California state law with respect to determining interest and otherwise the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California. Borrower agrees that, upon a request by Lender, any legal action or proceeding with respect to any of its obligations under this Note may be brought by Lender in any state or federal court located in the State of California, as Lender in its sole discretion may elect. Upon a request by Lender, Borrower submits to and accepts in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. Borrower waives any claim that the State of California is not a convenient forum or the proper venue for any such suit, action or proceeding.
8.Borrower waives the right to trial by jury in any proceeding or dispute of any kind relating in any way to any Loan or Loan Documents. If any action, litigation or proceeding relating to any Loan or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in the case (whether fact or law) and to report a statement of decision. Nothing in this Section shall limit the right of Lender to exercise self-help remedies, such as setoff or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to require judicial reference.
9.SUCCESSORS AND ASSIGNS:
Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.
10.GENERAL PROVISIONS:
A.All individuals and entities signing this Note are jointly and severally liable.
B.Borrower waives all suretyship defenses.
C.Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D.Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.If any part of this Note is unenforceable, all other parts remain in effect.

G.To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.
H.Borrower’s liability under this Note will continue with respect to any amounts SBA may pay Lender based on an SBA guarantee of this Note. Any agreement with Lender under which SBA may guarantee this Note does not create any third party rights or benefits for Borrower and, if SBA pays Lender under such an agreement, SBA or Lender may then seek recovery from Borrower of amounts paid by SBA.
I.Lender reserves the right to modify the Loan Amount based on documentation received from Borrower.
11.STATE SPECIFIC PROVISIONS:
A.If any Borrower is a resident of Delaware: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes any attorney to appear on behalf of Borrower, from time to time, in any court of record possessing jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amounts due under this Note.
B.If any Borrower is a resident of Iowa: IMPORTANT: READ BEFORE SIGNING. The terms of this agreement should be read carefully because only those terms in writing are enforceable. No other terms or oral promises not contained in this written contract may be legally enforced. You may change the terms of this agreement only be another written agreement.
C.If any Borrower is a resident of Maryland: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. Borrower authorizes an attorney to appear in a court of record and confess judgment, without process, against Borrower in favor of Lender for all indebtedness owed in connection with the Loan, including but not limited to service charges, other charges and reasonable attorney’s fees.
D.If any Borrower is a resident of Missouri: Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (Borrowers(s)) and us (Creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.
E.If any Borrower is a resident of Ohio: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes any attorney to appear on behalf of Borrower from time to time, in any court of record possessing jurisdiction over this Note and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note. WARNING: BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF THE COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.
F.If any Borrower is a resident of Oregon: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY [BENEFICIARY]/US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY GRANTOR'S/BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY [AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY]/US TO BE ENFORCEABLE.

G.If any Borrower is a resident of Pennsylvania: WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. Borrower irrevocably authorizes and empowers the prothonotary, any attorney or any clerk of any court of record, upon default, to appear for and confess judgment against Borrower for such sums as are due and/or may become due under this Note including costs of suit, without stay of execution, and for attorney’s fees and costs as set forth in this Note and knowingly, voluntarily and intentionally waives any and all rights Borrower may have to notice and hearing under the state and federal laws prior to entry of judgment. To the extent permitted by law, Borrower releases all errors in such proceedings. If a copy of this Note, verified by or on behalf of the holder, shall have been filed in such action, it shall not be necessary to file the original Note as a warrant of attorney. The authority and power to appear for and confess judgment against Borrower shall not be exhausted by the initial exercise thereof and may be exercised as often as the holder shall find it necessary and desirable and this Note shall be a sufficient warrant for such authority and power.
H.If any Borrower is a resident of Utah: This is a final expression of the agreement between the creditor and debtor and the written agreement may not be contradicted by evidence of any alleged oral agreement.
I.If any Borrower is a resident of Virginia: IMPORTANT NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE. WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes to appear on behalf of Borrower, from time to time, in the District Court of Alexandria, Virginia and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note.
J.If any Borrower is a resident of Washington: Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.
12.BORROWER CERTIFICATIONS:
Borrower certifies as follows:
A.Current economic uncertainty makes this Loan necessary to support the ongoing operations of Borrower.
B.Loan funds will be used only to retain workers and to maintain payroll or make mortgage payments, lease payments, and utility payments.
C.Unless as otherwise permitted under applicable law including as permitted under the CARES Act, the Paycheck Protection Program, or any subsequent amendment to these programs, during the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not applied for, and has not and will not receive another loan under this program.
D.Borrower was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes.
13.ADDITIONAL BORROWER AGREEMENTS:
Borrower understands and agrees, and waives and releases Lender, as follows:
A.The Loan would be made under the SBA’s Paycheck Protection Program. Accordingly, it must be submitted to and approved by the SBA. There is limited funding available under the Paycheck Protection Program and so all applications submitted will not be approved by the SBA. The Loan also remains subject to the SBA issuing an SBA loan number.

B.Lender does not represent or guarantee that it will submit the application before SBA funding is no longer available or at all.
You agree that Lender is not responsible or liable to you (i) if the application is not submitted to the SBA until after SBA stops approving applications, for any reason or (ii) if the application is not processed. You forever release and waive any claims against Lender concerning failure to obtain the Loan. This release and waiver applies to but is not limited to any claims concerning Lender’s (i) pace, manner or systems for processing or prioritizing applications, or (ii) representations by Lender regarding the application process, the Paycheck Protection Program, or availability of funding.
This agreed-to release and waiver supersedes any prior communications, understandings, agreements or communications on the issues set forth herein.
14.BORROWER’S NAME(S) AND SIGNATURE(S):
By signing below, each individual or entity becomes obligated under this Note as Borrower.
IN WITNESS WHEREOF, the undersigned have caused this Note to be executed under seal to be effective on the day and year first written above.
Stein Mart, Inc.

By:	/s/ James Brown
Signature of PPP Applicant/Authorization Representative

Print Name:	James Brown